                 AMENDMENT NO. 2 TO SERIES A STOCK PURCHASE AGREEMENT




         This Amendment, made as of the 10th day of September 1994, by and among Apollon, Inc., a Pennsylvania corporation (the "Company"), and the Investors listed in Exhibit A hereto (the "Investors");

         WHEREAS, the Company and the Investors wish to amend the Stock Purchase Agreement, dated as of June 25, 1992, by and among the Company and the Investors listed in Exhibit 1(a) thereto, as amended by an Amendment to Stock Purchase Agreement, dated as of November 15, 1993, by and among the Company and the Investors listed on Exhibit A thereto (the "Agreement") as hereinafter provided;

         NOW, THEREFORE, in consideration of the mutual covenants of the Company and the Investors, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors, intending to be legally bound, hereby agree as follows:

         1. Paragraph 8(m) of the Agreement is hereby amended to read in full as follows:
              "(m) "Series B Agreement" means the Stock Purchase Agreement, dated as of November 15, 1993, between the Company and the Investors listed in Exhibit 1.1 thereto relating to the purchase of shares of the Company's Series B Convertible Preferred Stock, as amended from time to time."

         2. Paragraph 8(n) of the Agreement is hereby amended to read in full as follows:
              "(n) "Series B Convertible Preferred Stock" means the shares of Series B Convertible Preferred Stock issued pursuant to the Series B Agreement and the Centocor Stock Purchase Agreement."

         3. Paragraph 8(p) of the Agreement is hereby amended to read in full as follows:
              "(p) "Series B Registerable Common Stock" means Registerable Common Stock as defined in the Series B (including the additional securities contemplated by Section 9.19 of the Series B Agreement)."

         4. Paragraph 8(q) of the Agreement is hereby amended to read in full as follows"
              "(q) "Series B Securities" means Securities as defined in the Series B Agreement (including the additional securities contemplated by Section 9.19 of the Series B Agreement)."

         5. The following definition is hereby added to the Agreement as Paragraphs 8(r):
              "(r) "Centocor Stock Purchase Agreement" means the Stock Purchase Agreement dated as of September 10, 1994 between the Company and Centocor, Inc, as amended from time to time."

         IN WITNESS WHEREOF, each of the parties hereto has fully executed this Amendment No. 2 to Series A Stock Purchase Agreement all as of the day and year first above written.

                                  APOLLON, INC.


                                  By: /s/ Vincent R. Zurawski
                                      ------------------------------
                                      Vincent R. Zurawski, Jr.
                                      President


                                  INVESTORS


                                  DSV PARTNERS IV

                                  By: DSV MANAGEMENT

                                      By: /s/ Morton Collins
                                          ----------------------
                                          Morton Collins,
                                          General Partner

                                  Address:  221 Nassau Street
                                            Princeton, NJ 08542

                                  Fax: (609) 683-0174


                                  CENTOCOR DELAWARE, INC.

                                  By: /s/ David P. Holveck
                                      ----------------------------
                                      Name: David P. Holveck
                                      Title: President

                                  Address:  1105 N. Market Street
                                            Suite 1300
                                            P.O. Box 8985
                                            Wilmington, DE 19899-8985

                                  Fax: c/o Centocor, Inc.
                                       (215) 651-6331

                                  MELLON BANK, N.A. AS AGENT FOR CHANCELLOR
                                  VENTURE CAPITAL, L.P. I (MAC & CO) AS DIRECTED BY CHANCELLOR CAPITAL MANAGEMENT, INC


                                  By: /s/ Stephen A. Yodel
                                     ---------------------------
                                     Name: Stephen A. Yodel
                                     Title: Assistant General Counsel

                                  Address:  c/o Chancellor Capital Management,
                                            Inc.
                                            153 East 53rd Street
                                            25th Floor
                                            New York, NY 10022

                                  Fax:  (212) 891-6684


                                  CONTINENTAL BANK, NATIONAL ASSOCIATION AS
                                  CUSTODIAN FOR MUNICIPAL EMPLOYEES ANNUITY &
                                  BENEFIT FUND OF CHICAGO, (AS DIRECTED BY
                                  CHANCELLOR CAPITAL MANAGEMENT, INC.
                                  INVESTMENT MANAGER)

                                  By: /s/ William J. Uher
                                     ---------------------------
                                     Name: William J. Uher
                                     Title: Vice President

                                  Address:  c/o Chancellor Capital Management,
                                            Inc.
                                            153 East 53rd Street
                                            25th Floor
                                            New York, NY 10022

                                  Fax:  (212) 891-6684

                                  FOCUS & CO

                                  By: /s/ T. Pimentel
                                     ---------------------------
                                     Name: T. Pimentel
                                     Title: Assistant Secretary

                                  Address:  c/o Chancellor Capital Management,
                                            Inc.
                                            153 East 53rd Street
                                            25th Floor
                                            New York, NY 10022

                                  Fax:  (212) 891-6684


                                  CONTINENTAL BANK, NATIONAL ASSOCIATION AS
                                  CUSTODIAN, (AT THE DIRECTION OF CHANCELLOR
                                  CAPITAL MANAGEMENT, INC., AS INVESTMENT
                                  MANAGER) FOR THE POLICEMEN'S ANNUITY AND
                                  BENEFIT FUND OF CHICAGO

                                  By: /s/ William J. Uher
                                     ---------------------------
                                     Name: William J. Uher
                                     Title: Vice President

                                  Address:  c/o Chancellor
                                            Capital Management,
                                            Inc.
                                            153 East 53rd Street
                                            25th Floor
                                            New York, NY 10022

                                  Fax:  (212) 891-6684

                                      EXHIBIT A



NAME


DSV Partners IV, L.P.
  221 Nassau Street
  Princeton, NJ 08542

Centocor Delaware, Inc.
  1105 N. Market Street
  Suite 1300
  P.O. Box 8985
  Wilmington, DE 19899-8985

MAC & Co.

Continental Bank, National
  Association as Custodian
  for Municipal Employees
  Annuity & Benefit Fund
  of Chicago (as Directed
  by Chancellor Capital
  Management, Inc.
  Investment Manager)

Focus & Co.

Continental Bank, National
  Association as Custodian
  (at the Direction of
  Chancellor Capital
  Management, Inc., as
  Investment Manager) for
  the Policemen's Annuity
  and Benefit Fund of
  Chicago



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